UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 7, 2023

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda                         N/A
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Share Repurchases
On November 7, 2023, Enstar Group Limited (the “Company”) agreed to repurchase an aggregate of 841,735 of its voting ordinary shares (the "Shares") in two separate transactions for an aggregate purchase price of $191.2 million. Both transactions were priced at $227.18 per share, representing a 5% discount to the 10-day volume weighted average price of the Shares on the NASDAQ stock market as of November 3, 2023. The repurchases will be funded by the Company with available cash on hand.
In the first transaction, the Company entered into a purchase agreement (the "CPP Agreement") with Canada Pension Plan Investment Board, a Canadian federal Crown corporation (“CPP Investments”), and Canada Epsilon Ontario Limited Partnership, an Ontario limited partnership ("CPPIB LP"), pursuant to which the Company agreed to repurchase 50,000 Shares from CPP Investments and 741,735 Shares from CPPIB LP for an aggregate price of $179.9 million. CPP Investments currently has the contractual right to appoint a director representative to the Company’s board of directors, which will be extinguished following the completion of both its sale of Shares back to the Company and its sale of additional Shares to certain third parties as described below. Upon completion of all of the transactions described herein, CPP Investments will have a 4.3% interest in the Company.
In the second transaction, the Company entered into a purchase agreement (the "Stone Point Agreement") with Trident Public Equity LP ("Trident Public Equity"), pursuant to which the Company agreed to repurchase 50,000 Shares held by Trident Public Equity for a price of $11.4 million. Trident Public Equity is an affiliate of Stone Point Capital LLC (“Stone Point”), which manages investment funds that will have a 9.6% interest in the Company following completion of the transactions described herein. James D. Carey, one of the Company’s directors, is the sole member of an entity that is one of four general partners of such investment funds. Mr. Carey is also a member of the investment committees of such general partners and is a member and Managing Director of Stone Point. Additionally, on November 7, 2023, the Company’s Chief Executive Officer, Dominic Silvester, entered into a purchase agreement with Trident Public Equity, pursuant to which Mr. Silvester agreed to purchase 45,000 Shares from Trident Public Equity for a price of $10.2 million.
All of the above-described transactions are scheduled to close on November 14, 2023.
The CPP Agreement and the Stone Point Agreement contain customary representations, warranties and covenants of the parties. The foregoing are summary descriptions of certain terms of the CPP Agreement and the Stone Point Agreement, do not purport to be complete, and are qualified in their entirety by reference to the full texts of the agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.
Shareholder Rights Agreement and Registration Rights Agreement
On November 8, 2023, Elk Evergreen Investments, LLC and Elk Cypress Investments, LLC (collectively, the "Sixth Street Shareholders"), Delaware limited liability companies and affiliates of Sixth Street Partners, LLC, agreed to purchase an aggregate of 803,500 Shares from CPP Investments for a purchase price of $182.5 million (the “Sixth Street-CPP Transaction”), as may be increased based on the final closing date. The Sixth Street Shareholders have assigned their right to purchase 89,300 of those shares to Flexpoint Asset Opportunity Fund II-A, L.P. and Flexpoint Asset Opportunity Fund II-B, L.P. Upon completion of all of the transactions described herein, the Sixth Street Shareholders will have a 4.7% interest in the Company.
In connection with the Sixth Street-CPP Transaction, the Company and the Sixth Street Shareholders entered into a Shareholder Rights Agreement (the “Shareholder Rights Agreement”) on November 8, 2023. The Shareholder Rights Agreement grants the Sixth Street Shareholders certain contractual shareholder rights, including the right to designate one observer to attend meetings of the Company’s Board of Directors. This designation right terminates if the Sixth Street Shareholders cease to beneficially own at least 75% of the total number of Shares acquired by the Sixth Street Shareholders at the closing of the Sixth Street-CPP Transaction.

Also in connection with the Sixth Street-CPP Transaction, the Company and the Sixth Street Shareholders entered into a Registration Rights Agreement (the " Registration Rights Agreement") dated November 8, 2023. The Registration Rights Agreement will grant the Sixth Street Shareholders one demand registration right and piggyback registration rights with respect to its Shares acquired by the Sixth Street Shareholders at the closing of the Sixth Street-CPP Transaction. The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as limitations on the number of shares to be included in any underwritten offering imposed by the managing underwriter, and participation and priority rights of the Sixth Street Shareholders relative to certain existing shareholders of the Company. In addition, the Registration Rights Agreement contains other limitations on the timing and ability of the Sixth Street Shareholders to exercise their demand right.
The foregoing are summary descriptions of certain terms of the Shareholder Rights Agreement and the Registrations Rights Agreement, do not purport to be complete, and are qualified in their entirety by reference to the full texts of the agreements, which are attached hereto as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

10.1s	Purchase Agreement, dated as of November 7, 2023, by and among Enstar Group Limited, Canada Pension Plan Investment Board, and CPPIB Epsilon Ontario Limited Partnership.

10.2s	Purchase Agreement, dated as of November 7, 2023, by and between Enstar Group Limited and Trident Public Equity L.P.

10.3	Shareholder Rights Agreement, dated as of November 8, 2023, by and among Enstar Group Limited, Elk Evergreen Investments, LLC and Elk Cypress Investments, LLC.

10.4	Registration Rights Agreement, dated as of November 8, 2023, by and among Enstar Group Limited, Elk Evergreen Investments, LLC and Elk Cypress Investments, LLC.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL

104	Cover page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)
s Certain of the schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Enstar Group Limited agrees to furnish a copy of the schedules and similar attachments, or any section thereof, to the SEC upon request.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

November 13, 2023	By:	/s/ Audrey B. Taranto
Audrey B. Taranto
General Counsel and Corporate Secretary